Exhibit 99.1

CareCloud Reports Record Full Year 2021 Results

SOMERSET, N.J., March 14, 2022 (GLOBE NEWSWIRE) – CareCloud, Inc. (the “Company” or “CareCloud”) (Nasdaq: MTBC, MTBCO and MTBCP), a leader in healthcare technology solutions for medical practices and health systems nationwide, announced record-setting financial and operational results for the year ended December 31, 2021. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for the year.

Full Year 2021 Highlights

●	Record revenue of $139.6 million, 33% growth over 2020 revenue
●	Record GAAP net income of $2.8 million, compared to a net loss of $8.8 million in 2020
●	Record adjusted net income of $18.5 million or $1.24 per share, compared to $8.5 million in 2020
●	Record adjusted EBITDA of $22.1 million, an increase of $11.2 million or 103% over $10.9 million in 2020

Fourth Quarter 2021 Highlights

●	Revenue of $37.5 million, 17% growth over Q4 2020 revenue
●	Record GAAP net income of $3.5 million, compared to GAAP net income of $155,000 in Q4 2020
●	Adjusted net income of $5.0 million, or $0.34 per share
●	Adjusted EBITDA of $6.1 million, an increase of $400,000 compared to $5.7 million in Q4 2020

“I believe that CareCloud truly sits at an inflection point, as we’ve evolved over the last 20 years since I joined the Company,” said A. Hadi Chaudhry, CareCloud’s Chief Executive Officer and President. “We began as a pure-play revenue cycle management company, became the leading consolidator of our industry, and evolved into a fully diversified provider of digital health and technology solutions. In 2021, we reported nearly $140 million in revenue, which represents 33% year-over-year growth, and our fifth consecutive year over 25%. At the same time, we more than doubled our adjusted EBITDA, and we reported positive GAAP net income for the first full year since we went public in 2014.”

Full Year 2021 Financial Results

Revenue for 2021 was $139.6 million, an increase of 33% compared to $105.1 million in 2020. Revenue was more than double the full-year revenue for 2019.

Bill Korn, CareCloud’s Chief Financial Officer remarked, “Approximately 83% of our revenue came from technology-enabled solutions, compared with 25% at the time we went public in July 2014 and 58% just three years ago. Clients using our core technology suite represented approximately 49% of our revenue, clients using one or more components of our technology accounted for approximately 21% of revenue, and clients where we are providing IT services utilizing our technology processes and know-how represented approximately 13% of our revenue. Another 6% of revenue came from clients where we are providing solely revenue cycle management services, down from 26% in 2018, 9% of revenue was from clients where we are managing their entire medical practice, and approximately 2% of revenue came from other services.”

CareCloud’s GAAP net income was $2.8 million, compared to a GAAP net loss of $8.8 million in 2020. This includes a gain of approximately $2.5 million from the decrease in the estimated fair value of the contingent consideration anticipated to be paid in connection with the acquisition of medSR, based on seven months of performance. The actual contingent consideration will be computed based against their earn-out plan eighteen months after the acquisition. This is CareCloud’s first year of positive GAAP net income since its IPO in 2014, and is approximately six times its previous record GAAP net income set in 2011, before incurring the costs associated with being a public company. GAAP net loss per share was $0.77, based on the net loss attributable to common shareholders, which takes into account the preferred stock dividends declared during the year.

Non-GAAP adjusted net income for 2021 was $18.5 million or $1.24 per share, an increase of $10.0 million over non-GAAP adjusted net income of $8.5 million in 2020. Non-GAAP adjusted net income excludes non-cash expenses such as depreciation and amortization as well as the gain from the change in contingent consideration.

Adjusted EBITDA was $22.1 million, an increase of $11.2 million or 103% from $10.9 million last year. Adjusted EBITDA reflects the cost savings from previous acquisitions.

Fourth Quarter 2021 Financial Results

Revenue for the fourth quarter 2021 was $37.5 million, an increase of $5.4 million or 17% from the fourth quarter of 2020. The annualized revenue run rate is now $150 million, which is 43% above our 2020 revenue and 133% above our 2019 revenue.

Fourth quarter 2021 GAAP net income was $3.5 million, 23 times GAAP net income of $155,000 in the same period last year. “While the management team looks at adjusted EBITDA and cash flow from operations as the primary indicators of whether our business is growing in a sustainable way, achieving positive GAAP profitability of over $3 million in a single quarter is a great milestone showing our progress,” remarked Bill Korn. “This quarter’s GAAP net income would have been $1.0 million without the $2.5 million gain from the change in fair value of the contingent consideration from medSR, and since this is a one-time gain, investors should look at third quarter’s GAAP net income of $1.5 million and the $1.0 million without the gain as indicators of potential future performance.”

GAAP net loss per share for fourth quarter 2021 was $0.01, based on the net income attributable to common shareholders.

Non-GAAP adjusted net income for fourth quarter 2021 was $5.0 million, or $0.34 per share, and is calculated using the end-of-period common shares outstanding. “Non-GAAP adjusted net income exceeds the quarterly dividend paid to preferred shareholders, which is a metric investors often pay attention to,” Bill Korn noted.

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Adjusted EBITDA for fourth quarter 2021 was $6.1 million, or 16% of revenue, compared to $5.7 million in the same period last year. CareCloud’s adjusted EBITDA increased by approximately $400,000 from Q4 2020.

Cash Balances and Capital Structure

As of December 31, 2021, the Company had approximately $10.3 million of cash, including $1 million of restricted cash which relates to the medSR acquisition. During the fourth quarter 2021, cash flow from operations was approximately $6.1 million. Our net working capital on December 31, 2021 was approximately $6.0 million.

On December 31, 2021, the Company had approximately 5,299,000 shares of non-convertible Series A Preferred Stock outstanding. These shares pay cash dividends at the rate of 11% per annum of the $25.00 per share liquidation preference (equivalent to $2.75 per annum per share), but they are fully redeemable at the Company’s option at $25.00 per share. During January 2022, the Company sold approximately 1.1 million shares of non-convertible Series B Preferred Stock, which is similar to Series A Preferred Stock, but with an 8.75% annual cash dividend. The Company will use $20 million of the proceeds from the Series B offering to redeem 800,000 shares of Series A Preferred Stock on March 18, 2022. This will begin to reduce the Company’s cost of capital and set the stage for further opportunities to redeem Series A Preferred Stock in a way that is accretive to common shareholders.

Bill Korn commented “Our Series A Preferred Stock has been a great way to finance our rapid growth without restrictive covenants. Now that we have started redeeming it, fixed income investors will want to focus on our Series B Preferred Stock, while investors looking for growth can consider the impact on our cash flow and income statement as we lower our cost of capital.”

2022 Guidance

CareCloud is providing the following forward-looking guidance for the fiscal year ending December 31, 2022:

For the Fiscal Year Ending December 31, 2022 Forward-Looking Guidance
Revenue	$152 – $155 million
Adjusted EBITDA	$24 – $26 million

The Company anticipates full year 2022 revenue of approximately $152 to $155 million, which implies a compound annual growth rate from 2017 through 2022 of approximately 37%. Revenue guidance is based on management’s expectations regarding revenues from existing clients, recent acquisitions and new clients acquired through organic growth and/or tuck-ins, but excludes the effects of any additional, material acquisitions.

Adjusted EBITDA is expected to be $24 to $26 million for full year 2022, which implies a compound annual growth rate from 2017 through 2022 of approximately 62%.

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Conference Call Information

CareCloud management will host a conference call today at 8:30 a.m. Eastern Time to discuss the full year 2021 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.carecloud.com/events/. An audio-only option is available by dialing 786-789-4797 and referencing “CareCloud Fourth Quarter 2021 Earnings Call.” Investors who opt for audio only will need to download the related slides at ir.carecloud.com/events/.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-6671 and providing access code 2365820.

About CareCloud

CareCloud (Nasdaq: MTBC, MTBCO and MTBCP) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including practice management (PM), electronic health records (EHR), business intelligence, telehealth, revenue cycle management (RCM), Medical office practice management and patient experience management (PXM) at www.carecloud.com.

Follow CareCloud on LinkedIn, Twitter and Facebook.

For additional information, please visit our website at www.carecloud.com. To view CareCloud’s latest investor presentations, read recent press releases, and listen to interviews with management, please visit ir.carecloud.com.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.carecloud.com.

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Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Bill Korn

Chief Financial Officer

CareCloud, Inc.

bkorn@carecloud.com

Investor Contact:

Gene Mannheimer

ICR Westwicke

CareCloudIR@westwicke.com

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CARECLOUD, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND 2020

($ in thousands, except share and per share amounts)

	December 31,	December 31,
	2021	2020

ASSETS
Current assets:
Cash	$9,340	$20,925
Restricted cash	1,000	-
Accounts receivable - net	17,006	12,089
Contract asset	4,725	4,105
Inventory	503	399
Current assets - related party	13	13
Prepaid expenses and other current assets	2,972	7,288
Total current assets	35,559	44,819
Property and equipment - net	5,404	4,921
Operating lease right-of-use assets	6,940	7,743
Intangible assets - net	30,778	29,978
Goodwill	61,186	49,291
Other assets	981	1,247
TOTAL ASSETS	$140,848	$137,999
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,948	$6,461
Accrued compensation	4,251	2,590
Accrued expenses	5,091	8,501
Operating lease liability (current portion)	3,963	4,729
Deferred revenue (current portion)	1,085	1,173
Accrued liability to related party	-	1
Deferred payroll taxes	934	927
Notes payable (current portion)	344	401
Contingent consideration (current portion)	3,090	-
Dividend payable	3,856	4,241
Consideration payable	1,000	-
Total current liabilities	29,562	29,024
Notes payable	20	41
Borrowings under line of credit	8,000	-
Deferred payroll taxes	-	927
Operating lease liability	4,545	6,297
Deferred revenue	341	305
Deferred tax liability	449	160
Total liabilities	42,917	36,754
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares at December 31, 2021 and December 31, 2020; issued and outstanding 5,299,227 and 5,475,279 shares at December 31, 2021 and December 31, 2020, respectively	5	5
Common stock, $0.001 par value - authorized 29,000,000 shares at December 31, 2021 and December 31, 2020; issued 15,657,641 and 14,121,044 shares at December 31, 2021 and December 31, 2020, respectively; 14,916,842 and 13,380,245 shares outstanding at December 31, 2021 and December 31, 2020, respectively	16	14
Additional paid-in capital	131,379	136,781
Accumulated deficit	(31,053)	(33,889)
Accumulated other comprehensive loss	(1,754)	(1,004)
Less: 740,799 common shares held in treasury, at cost at December 31, 2021 and December 31, 2020	(662)	(662)
Total shareholders’ equity	97,931	101,245
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$140,848	$137,999

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CARECLOUD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2021 AND 2020

($ in thousands, except share and per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
NET REVENUE	$37,462	$32,037	$139,599	$105,122
OPERATING EXPENSES:
Direct operating costs	24,200	18,979	86,918	64,821
Selling and marketing	2,317	1,805	8,786	6,582
General and administrative	6,459	5,634	24,273	22,811
Research and development	81	2,465	4,408	9,311
Change in contingent consideration	(2,515)	(500)	(2,515)	(1,000)
Depreciation and amortization	2,689	2,961	12,195	9,905
Loss on lease termination, impairment and unoccupied lease charges	340	282	2,005	963
Total operating expenses	33,571	31,626	136,070	113,393
OPERATING INCOME (LOSS)	3,891	411	3,529	(8,271)
OTHER:
Interest income	5	(3)	15	42
Interest expense	(181)	(91)	(455)	(488)
Other (expense) income - net	(16)	(77)	(96)	7
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	3,699	240	2,993	(8,710)
Income tax provision	177	85	157	103
NET INCOME (LOSS)	$3,522	$155	$2,836	$(8,813)

Preferred stock dividend	3,644	3,727	14,052	13,877
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(122)	$(3,572)	$(11,216)	$(22,690)

Net loss per common share: basic and diluted	$(0.01)	$(0.27)	$(0.77)	$(1.79)

Weighted-average common shares used to compute basic and diluted loss per share	14,900,391	13,230,976	14,541,061	12,678,845

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CARECLOUD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

($ in thousands)

	2021	2020
OPERATING ACTIVITIES:
Net income (loss)	$2,836	$(8,813)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12,676	10,134
Lease amortization	3,574	2,889
Deferred revenue	(72)	263
Provision for doubtful accounts	890	369
Provision (benefit)for deferred income taxes	289	(84)
Foreign exchange gain	(16)	(14)
Interest accretion	857	677
Loss (Gain) on sale of assets	172	(5)
Stock-based compensation expense	5,396	6,502
Change in contingent consideration	(2,515)	(1,000)
Adjustment of goodwill	36	-
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(620)	394
Contract asset	(620)	(300)
Inventory	(104)	92
Other assets	921	(118)
Accounts payable and other liabilities	(10,366)	(11,878)
Net cash provided by (used in) operating activities	13,334	(892)
INVESTING ACTIVITIES:
Purchase of property and equipment	(2,928)	(2,589)
Capitalized software	(7,636)	(5,163)
Cash paid for acquisitions (net)	(12,582)	(23,717)
Net cash used in investing activities	(23,146)	(31,469)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(14,437)	(11,382)
Settlement of tax withholding obligations on stock issued to employees	(2,123)	(2,198)
Repayments of notes payable, net	(1,045)	(666)
Financing costs	(80)	-
Proceeds from exercise of warrants	6,435	4,450
Proceeds from issuance of common stock, net of expenses	2,731	-
Proceeds from line of credit	26,000	19,500
Repayment from line of credit	(18,000)	(19,500)
Settlement of contingent obligation	-	(1,325)
Proceeds from issuance of preferred stock, net of expenses	-	44,543
Net cash (used in) provided by financing activities	(519)	33,422
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(254)	(130)
NET (DECREASE) INCREASE IN CASH	(10,585)	931
CASH - beginning of the period	20,925	19,994
CASH AND RESTRICTED CASH - end of the year	$10,340	$20,925
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock (cancelled) issued in connection with an acquisition	$(4,000)	$24,000
Contingent consideration at fair value at acquisition date	$5,605	$1,000
Vehicle financing obtained	$-	$28
Dividends declared, not paid	$3,856	$4,241
Purchase of prepaid insurance with assumption of note	$967	$668
Warrants issued	$-	$5,070
Escrow recorded as indemnification asset and offsetting accrual	$-	$4,000
SUPPLEMENTAL INFORMATION - Cash paid during the year for:
Income taxes	$282	$85
Interest	$103	$165

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA to GAAP Net Income (Loss)

Set forth below is a reconciliation of adjusted EBITDA to our GAAP net income (loss).

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	($ in thousands)
Net revenue	$37,462	$32,037	$139,599	$105,122

GAAP net income (loss)	3,522	155	2,836	(8,813)

Provision for income taxes	177	85	157	103
Net interest expense	176	94	440	446
Foreign exchange loss / other expense	73	87	241	71
Stock-based compensation expense	1,390	1,551	5,396	6,502
Depreciation and amortization	2,689	2,962	12,195	9,905
Transaction and integration costs	246	986	1,364	2,694
Loss on lease termination, impairment and unoccupied lease charges	340	282	2,005	963
Change in contingent consideration	(2,515)	(500)	(2,515)	(1,000)
Adjusted EBITDA	$6,098	$5,702	$22,119	$10,871

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Non-GAAP Adjusted Operating Income to GAAP Operating Income (Loss)

Set forth below is a reconciliation of our non-GAAP adjusted operating income and non-GAAP adjusted operating margin to our GAAP operating income (loss) and GAAP operating margin.

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	($ in thousands)
Net revenue	$37,462	$32,037	$139,599	$105,122

GAAP net income (loss)	3,522	155	2,836	(8,813)
Provision for income taxes	177	85	157	103
Net interest expense	176	94	440	446
Other expense (income) - net	16	77	96	(7)
GAAP operating income (loss)	3,891	411	3,529	(8,271)
GAAP operating margin	10.4%	1.3%	2.5%	(7.9)%

Stock-based compensation expense	1,390	1,551	5,396	6,502
Amortization of purchased intangible assets	1,801	2,377	8,880	8,127
Transaction and integration costs	246	986	1,364	2,694
Loss on lease termination, impairment and unoccupied lease charges	340	282	2,005	963
Change in contingent consideration	(2,515)	(500)	(2,515)	(1,000)
Non-GAAP adjusted operating income	$5,153	$5,107	$18,659	$9,015
Non-GAAP adjusted operating margin	13.8%	15.9%	13.4%	8.6%

Non-GAAP Adjusted Net Income to GAAP Net Income (Loss)

Set forth below is a reconciliation of our non-GAAP adjusted net income and non-GAAP adjusted net income per share to our GAAP net income (loss) and GAAP net loss per share.

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	($ in thousands except for per share amounts)
GAAP net income (loss)	$3,522	$155	$2,836	$(8,813)

Foreign exchange loss / other expense	73	87	241	71
Stock-based compensation expense	1,390	1,551	5,396	6,502
Amortization of purchased intangible assets	1,801	2,377	8,880	8,127
Transaction and integration costs	246	986	1,364	2,694
Loss on lease termination, impairment and unoccupied lease charges	340	282	2,005	963
Change in contingent consideration	(2,515)	(500)	(2,515)	(1,000)
Income tax expense (benefit) related to goodwill	150	8	290	(85)
Non-GAAP adjusted net income	$5,007	$4,946	$18,497	$8,459

End-of-period shares	14,916,842	13,380,245	14,916,842	13,380,245

Non-GAAP adjusted net income per share	$0.34	$0.37	$1.24	$0.63

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of December 31, 2021 and 2020.

	Three Months Ended December 31,		Years Ended December 31, 2021
	2021	2020	2021	2020
GAAP net loss attributable to common shareholders, per share	$(0.01)	$(0.27)	$(0.77)	$(1.79)
Impact of preferred stock dividend	0.25	0.28	0.96	1.13
Net income (loss) per end-of-period share	0.24	0.01	0.19	(0.66)

Foreign exchange loss / other expense	0.01	0.01	0.02	0.01
Stock-based compensation expense	0.09	0.12	0.36	0.49
Amortization of purchased intangible assets	0.12	0.18	0.60	0.60
Transaction and integration costs	0.02	0.07	0.09	0.20
Loss on lease termination, impairment and unoccupied lease charges	0.02	0.02	0.13	0.07
Change in contingent consideration	(0.17)	(0.04)	(0.17)	(0.07)
Income tax expense (benefit) related to goodwill	0.01	0.00	0.02	(0.01)
Non-GAAP adjusted earnings per share	$0.34	$0.37	$1.24	$0.63

End-of-period common shares	14,916,842	13,380,245	14,916,842	13,380,245
In-the-money warrants and outstanding unvested RSUs	684,528	3,392,575	684,528	3,392,575
Total fully diluted shares	15,601,370	16,772,820	15,601,370	16,772,820
Non-GAAP adjusted diluted earnings per share	$0.32	$0.29	$1.19	$0.50

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of CareCloud and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, impairment charges and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, impairment charges and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

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Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, impairment charges changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Loss on lease termination, impairment and unoccupied lease charges. Loss on lease termination represents the write-off of leasehold improvements as a result of an early lease termination. Impairment charges primarily represent remaining lease and termination fees associated with discontinued facilities and a non-cancellable vendor contract where the services are no longer being used. Unoccupied lease charges represent the portion of lease and related costs for vacant space not being utilized by the Company. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues of the acquired businesses.

Income tax expense (benefit) related to goodwill. Income tax expense (benefit) resulting from the amortization of goodwill related to our acquisitions represents a charge (benefit) to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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